UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
MICHIGAN	0-17988	38-2367843

620 Lesher Place Lansing, Michigan		48912
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, Board of Directors of Neogen Corporation (the “Registrant”) appointed William Boehm to the Board. Mr. Boehm is a retired Senior Vice President and Officer of The Kroger Co. The Board appointed Mr. Boehm to the class of directors with terms expiring in 2013.

There are no arrangements or understandings between Mr. Boehm and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Boehm has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Boehm will receive standard compensation arrangements for the Company’s non-employee directors, including meeting fees and an annual option grant. Mr. Boehm is not related to any executive officer or director of the Registrant.

A copy of the press release issued by the Registrant to announce the appointment is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99 Press Release issued by the Registrant on May 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: May 17, 2011

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO